UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2009
VERICHIP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 561-805-8008
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On September 8, 2009, VeriChip Corporation, a Delaware corporation (“VeriChip”) and Steel Vault Corporation, a Delaware corporation (“Steel Vault”) issued a joint press release announcing the signing of an Agreement and Plan of Reorganization (the “Merger Agreement”), dated September 4, 2009, among VeriChip, Steel Vault and VeriChip Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of VeriChip (the “Acquisition Subsidiary”), pursuant to which the Acquisition Subsidiary will be merged with and into Steel Vault, with Steel Vault surviving and becoming a wholly-owned subsidiary of VeriChip (the “Merger”).
Upon the consummation of the Merger, each outstanding share of Steel Vault’s common stock will be converted into 0.5 shares of common stock of VeriChip.
At the time of the Merger, VeriChip intends to change its name to PositiveID Corporation and change its stock ticker symbol with Nasdaq to “PSID.”
Each of the boards of directors of VeriChip and Steel Vault unanimously approved the Merger Agreement, based on the unanimous recommendation of the special committee of independent directors of the applicable company.
Consummation of the transaction remains subject to customary conditions, including the approval of the issuance of shares in connection with the merger by the stockholders of VeriChip, approval of the agreement by a majority of the stockholders of Steel Vault, and a registration statement being declared effective by the Securities and Exchange Commission.
The parties have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding operation of the businesses of the companies and their subsidiaries prior to the closing.
The Merger Agreement contains certain termination rights for each of VeriChip and Steel Vault and further provides that, upon termination of the Merger Agreement under specified circumstances, either VeriChip or Steel Vault may be required to pay an expense reimbursement of up to $200,000.
A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.
Additional Information and Where to Find It
In connection with the Merger, VeriChip intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus of VeriChip and Steel Vault. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available because they will contain important information about VeriChip, Steel Vault and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by VeriChip or Steel Vault by directing a written request, as appropriate, to VeriChip at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations, or to Steel Vault at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

VeriChip, Steel Vault and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.
Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of VeriChip is also included in VeriChip’s Form 10-K which was filed with the SEC on February 12, 2009. Additional information regarding the directors and executive officers of Steel Vault is also included in Steel Vault’s proxy statement (Form DEF 14A) for the 2009 annual meeting of Steel Vault’s stockholders, which was filed with the SEC on February 9, 2009. These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.
Item 8.01 Other Events.
On September 8, 2009, VeriChip and Steel Vault issued a joint press release announcing that they had entered into the Merger Agreement. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

2.1	Agreement and Plan of Reorganization dated September 4, 2009, among VeriChip Corporation, Steel Vault Corporation, and VeriChip Acquisition Corp.

99.1	Joint Press Release of VeriChip Corporation and Steel Vault Corporation, dated September 8, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: September 8, 2009

/s/ William J. Caragol

William J. Caragol
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Reorganization dated September 4, 2009, among VeriChip Corporation, Steel Vault Corporation, and VeriChip Acquisition Corp.
Exhibit 99.1	Joint Press Release of VeriChip Corporation and Steel Vault Corporation, dated September 8, 2009.

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